SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
April 2, 2003

America Service Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-23340	51-0332317

(State or other	(Commission	(IRS Employer
jurisdiction	File Number)	Identification Number)
of incorporation

105 Westpark Drive, Suite 200, Brentwood, Tennessee	37027

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 373-3100

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.
Item 7. Financial Statements and Exhibits.
Signatures
PRESS RELEASE 04/02/03

Item 5. Other Events.

     America Service Group Inc. (the “Company”) is filing this Current Report on Form 8-K with the Securities and Exchange Commission to incorporate the press release dated April 2, 2003 which announced that it has received notice from the New York City Health and Hospitals Corporation of its decision to extend the current contract of the Company’s subsidiary, Prison Health Services, Inc., for provision of healthcare services to the facilities located on Rikers Island and the Bernard B. Kerik Detention Center through December 31, 2004.

Item 7. Financial Statements and Exhibits.

(c)  Exhibits.

99.1	Press Release dated April 2, 2003.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA SERVICE GROUP INC.

Date: April 2, 2003	By:	/s/ Michael Catalano Michael Catalano Chairman, President and Chief Executive Officer